UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 357-7310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 13, 2014, Antero Resources Corporation, a Delaware corporation (the “Company”), and Antero Resources Investment LLC, a Delaware limited liability company (the “Selling Stockholder”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Selling Stockholder, and purchase by the Underwriters, of 12,000,000 shares of Common Stock at a price to the public of $62.00 per share ($60.14 per share net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Selling Stockholder has granted the Underwriters a 30-day option to purchase up to an aggregate of 1,800,000 additional shares of Common Stock. The material terms of the Offering are described in the prospectus, dated May 13, 2014 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 14, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-195879), filed by the Company on May 12, 2014. The Company will not receive any proceeds from the sale of Common Stock in the Offering. The Company will pay certain expenses, other than underwriting discounts and commissions, associated with the sale of Common Stock in the Offering.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholder have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on May 19, 2014, subject to the satisfaction of customary closing conditions.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.  In particular, affiliates of Barclays Capital Inc., Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BMO Capital Markets Corp., Capital One Securities, Inc. and KeyBanc Capital Markets Inc. are lenders under the Company’s credit facility and the Company’s midstream credit facility.  Additionally, an affiliate of J.P. Morgan Securities LLC acts as administrative agent under the Company’s credit facility and the Company’s midstream credit facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION

1.1

Underwriting Agreement, dated as of May 13, 2014, by and among Antero Resources Corporation, Antero Resources Investment LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the several underwrites named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

By:	/s/ GLEN C. WARREN, JR.

Glen C. Warren, Jr.
President and Chief Financial Officer

Dated: May 16, 2014

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

1.1

Underwriting Agreement, dated as of May 13, 2014, by and among Antero Resources Corporation, Antero Resources Investment LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, as representatives of the several underwrites named therein.